                                                                    EXHIBIT 99.8


                         IMCLONE SYSTEMS INCORPORATED
                             2002 STOCK OPTION PLAN

         1. Purpose. The purpose of the ImClone Systems Incorporated 2002 Stock Option Plan (the "Plan") is to enhance the ability of ImClone Systems Incorporated (the "Company") and its Subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide officers, employees, directors and consultants with an interest in the Company parallel to that of the Company's shareholders. The term "Company" as used in this Plan with reference to employment or service shall include the Company and its Subsidiaries, as appropriate.

         2. Definitions.

                (a) "Board" shall mean the Board of Directors of the Company.

                (b) "Cause" shall mean (i) if a Participant is party to an employment agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or (ii) if no such employment or similar agreement exists, it shall mean (A) the Participant's failure to substantially perform the duties reasonably assigned to him or her by the Company, which has not been cured by the Participant following 10 days prior written notice from the Company, (B) a good faith finding by the Company of the Participant's dishonesty, gross negligence or misconduct, (C) a material breach by the Participant of any written Company employment policies or rules or (D) the Participant's conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

                (c) "Change in Control" of the Company means the occurrence of one of the following events:

                        (i) individuals who, on the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

                        (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a "beneficial owner" (as defined in Rule 13d-3 under the
Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the
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                                                                    EXHIBIT 99.8

Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

                        (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) 60% or more of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                        (iv) stockholder approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company's shareholders in substantially the same proportions as such shareholders owned the Company's outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company under this Plan.

         Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than
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                                                                    EXHIBIT 99.8

35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

                (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                (e) "Committee" shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and who are also "outside directors" within the meaning of Section 162(m) of the Code.

                (f) "Common Stock" shall mean the common stock of the Company.

                (g) "Continuous Service" means that the Participant's service as an employee, director or consultant with the Company or a Subsidiary is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant's Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

                (h) "Disability" shall have the same meaning as provided in any long-term disability plan maintained by the Company or any Subsidiary in which a Participant then participates (the "LTD Plans"); provided, that, if no such plan exists, it shall have the meaning set forth in Section 22(e)(3) of the Code.

                (i) "Fair Market Value" per share as of a particular date shall mean, unless otherwise determined by the Board, the last reported sale price of the Common Stock on the NASDAQ (or any other exchange or national market system upon which price quotations for the Company's Common Stock is regularly available) for such date.

                (j) "Immediate Family Member" shall mean, except as otherwise determined by the Committee, a Participant's spouse, ancestors and descendants.

                (k) "Incentive Stock Option" shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

                (l) "Nonqualified Stock Option" shall mean a stock option which is not intended to be an Incentive Stock Option.

                                                                    EXHIBIT 99.8

                (m) "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

                (n) "Participant" shall mean anyone who is selected to participate in the Plan in accordance with Section 5.

                (o) "Subsidiary" shall mean any affiliate of the Company selected by the Board; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

                (p) "Substitute Awards" shall mean Options granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company is combined.

         3. Shares Subject to the Plan.

                (a) General. Subject to adjustment in accordance with Section 12, the total of the number of shares of Common Stock which shall be available for the grant of Options under the Plan shall not exceed 3,300,000 shares of Common Stock; provided, that, for purposes of this limitation, any Common Stock subject to an Option which is canceled, forfeited or expires prior to exercise whether such Option was granted under this Plan or the 1998 Non-Qualified Stock Option Plan, as amended, the 1996 Non-Qualified Stock Option Plan, as amended or the 1996 Incentive Stock Option Plan, as amended (together, the "Prior Plans") shall again become available for grant under the Plan. In addition, any shares of Common Stock tendered and/or withheld for the payment of all or a part of an Option (whether granted under this Plan or the Prior Plans) or any applicable withholding taxes shall again become available for the grant of an Option under the Plan. The Company may, but is not required to, use the proceeds it receives in connection with the exercise of an Option under this Plan, or under the Prior Plans for exercises occurring after the Effective Date, to purchase shares of its Common Stock in the open market and any such shares of Common Stock so purchased may be used for the issuance of Options under this Plan. Substitute Options shall not reduce the shares of Common Stock available for grants under the Plan or to a Participant over a period of time. Subject to adjustment in accordance with Section 12, no employee shall be granted, during any three (3) year period, Options to purchase more than 3,300,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

                (b) Incentive Stock Options. Notwithstanding Section 3(a), subject to adjustment in accordance with Section 12, the aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 825,000 shares of Common Stock. Any shares of Common Stock subject to an Incentive Stock Option granted under this Plan or the 1996 Incentive Stock Option Plan, as
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                                                                    EXHIBIT 99.8

amended which is canceled, forfeited or expires prior to exercise shall again be counted toward the aggregate number of shares available for the grant of Incentive Stock Options under this Plan.

         4. Administration.

                (a) The Plan shall be administered by the Committee. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed.

                (b) The Committee shall (i) approve the selection of Participants, (ii) determine the type of Options to be made to Participants,
(iii) determine the number of shares of Common Stock subject to Options, (iv) determine the terms and conditions of any Option granted hereunder (including, but not limited to, any forfeiture conditions on such Option) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem desirable to carry it into effect.

                (c) Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

                (d) The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Option awards.

                (e) Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

         5. Eligibility. Individuals eligible to receive Options under the Plan shall be the officers, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

         6. Options. Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option award.

                (a) Types of Options. Each Option award shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options

                                                                    EXHIBIT 99.8

granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

                (b) Option Price. The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. In the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a "10% Shareholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

                (c) Option Period. Unless otherwise provided in an Option award, the term of each Option shall be ten (10) years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed five (5) years from the date of grant. Notwithstanding the foregoing, unless otherwise provided in an Option award, upon the death or Disability of a Participant, Options (other than Incentive Stock Options) that would otherwise remain exercisable following such death or Disability shall remain exercisable for one year following such death or Disability notwithstanding the term of such Option.

                (d) Exercisability. Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

                (e) Termination of Continuous Service. Unless otherwise provided in an Option award, any Options held by a Participant upon termination of Continuous Service shall remain exercisable as follows:

                        (i) If the Participant's termination of Continuous Service is due to death, all unvested Options shall automatically terminate and all vested Options shall be exercisable by the Participant's designated beneficiary, or, if none, the person(s) to whom such Participant's rights under the Option are transferred by will or the laws of descent and distribution for 1 year following such termination of Continuous Service (but in no event beyond the term of the Option, except as provided in clause (c) above), and shall thereafter terminate.

                        (ii) If the Participant's termination of Continuous Service is due to Disability, all unvested Options shall automatically terminate and all vested Options shall be exercisable by the Participant for 1 year following such Disability (but in no event

                                                                    EXHIBIT 99.8

beyond the term of the Option, except as provided in clause (c) above), and shall thereafter terminate.

                        (iii) If the Participant's termination of Continuous Service is for Cause, the Option shall terminate upon such termination of Continuous Service, regardless of whether the Option was then vested and exercisable.

                        (iv) If the Participant's termination of Continuous Service is for any other reason, all unvested Options shall terminate on the date of termination and all Options (to the extent exercisable as of the date of termination) shall be exercisable for a period of 30-days following such termination of employment or service (but in no event beyond the term of the Option), and shall thereafter terminate. The Participant's status as an employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, that, with respect to Incentive Stock Options, such leave is for a period of not more than three-months or re-employment upon expiration of such leave is guaranteed by contract or statute.

                (f) Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option exercise price. Unless otherwise provided at the time of grant, the exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Common Stock held by the Participant for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, (iii) through a "same day sale" commitment from a Participant and a broker-dealer, who is reasonably acceptable to the Company and who is a member of the National Association of Securities Dealers, under such terms and conditions which are reasonably acceptable to the Company, (iv) through additional methods prescribed by the Committee, as deemed appropriate by the Committee in its discretion, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. A Participant's subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

         7. Special Provisions.

                (a) Change in Control. Unless otherwise provided in an Option award, upon the occurrence of a Change in Control, all Options and shall automatically become vested and exercisable in full. The Committee may, in its discretion, include such further provisions and limitations in any award documenting such Options as it may deem equitable and in the best interests of the Company.

                (b) Forfeiture. Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Option award, in the event of a serious breach

                                                                    EXHIBIT 99.8

of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or its Subsidiary) the Committee may (i) cancel any outstanding Option granted to such Participant or former Participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within one (1) year following the exercise of an Option, require such Participant or former Participant to repay to the Company any gain realized upon the exercise of such Option (with such gain or payment valued as of the date of exercise). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash or, if permitted in the sole discretion of the Committee, it may be satisfied in shares of Common Stock (based upon the Fair Market Value of the share of Common Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to the Participant or former Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant or former Participant has engaged in a serious breach of conduct shall be determined by the Committee in good faith and in its sole discretion.

         8. Withholding. Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Options granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee's sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company's outside accountants, doing so, would not result in a charge against earnings. If the Option is an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two (2) years after the date of grant, and (ii) the date one (1) year after transfer of such shares to the Participant upon exercise of the Option, the Participant shall immediately notify the Company in writing of such disposition.

         9. Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Options shall be assignable or

                                                                    EXHIBIT 99.8

transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Option held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder's incapacity, an Option may only be exercised by the holder thereof.

         10. No Right to Continuous Service. Nothing contained in the Plan or in any Option under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Option under the Plan.

         11. Governmental Compliance. Each Option under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such Option may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         12. Adjustments; Corporate Events.

                (a) In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an "Event"), and in the Committee's opinion, such event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options; and (iii) the exercise price with respect to any Option. The Committee determination under this Section 12(a) shall be final, binding and conclusive.

                                                                    EXHIBIT 99.8

                (b) Upon the occurrence of an Event in which outstanding Options are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Option (whether or not vested) without a Participant's consent and (i) provide for either (A) the purchase of any such Option for an amount of cash equal to the product of (I) and (II), where (I) is equal to the number of shares of Common Stock subject to such Option and (II) is equal to the difference between (a) the Fair Market Value of one share of Common Stock and (b) the per share exercise price of such Option; provided, that, if such amount would result in a negative number, the Option shall automatically terminate and cease to be exercisable without payment for such termination or (B) the replacement of such Option with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Option shall be exercisable (whether or not vested) as to all shares covered thereby for at least thirty (30) days prior to such Event.

                (c) The existence of the Plan, the Option awards and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         13. Option Awards. Each Option under the Plan shall be evidenced by a written document setting forth the terms and conditions, as determined by the Committee, which shall apply to such Option, in addition to the terms and conditions specified in the Plan.

         14. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in
Section 12, no amendment shall be made that would adversely affect the rights of a Participant under an Option theretofore granted, without such Participant's written consent.

         15. General Provisions.

                (a) The Committee may require each Participant acquiring shares pursuant to an Option under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

                (b) All certificates for Common Stock delivered under the Plan pursuant to any Option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock

                                                                    EXHIBIT 99.8

is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

                (c) It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this
Section 15(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

                (d) Except as otherwise provided by the Committee in the applicable Option award, a Participant shall have no rights as a shareholder with respect to any shares of Common Stocks subject to an Option until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 12, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

                (e) The law of the State of Delaware shall apply to all Options and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

                (f) Where the context requires, words in any gender shall include any other gender.

                (g) Headings of Sections are inserted for convenience and reference; they do not constitute any part of this plan.

         16. Expiration of the Plan. Subject to earlier termination pursuant to
Section 14, the Plan shall have an indefinite term; provided, that, the ability to grant Incentive Stock Options will terminate on April 3, 2012 which is the tenth (10th) anniversary of the date on which the Board adopted the Plan.

         17. Effective Date; Approval of Shareholders. The Plan is effective as of the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware (the "Effective Date"). If the Plan is approved, no further grants shall be made under the terms of the Prior Plans on or after the Effective Date; provided, that, any outstanding Options made thereunder

                                                                    EXHIBIT 99.8

shall be governed and controlled by the terms and conditions of such Prior Plans and any Option awards evidencing such Options.